
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       2,101,121
<SECURITIES>                                   915,554
<RECEIVABLES>                                   33,261<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 2,929
<PP&E>                                      23,187,379<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              26,240,244
<CURRENT-LIABILITIES>                            9,729
<BONDS>                                              0
<COMMON>                                    26,230,515<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                26,240,244
<SALES>                                              0
<TOTAL-REVENUES>                             1,130,856<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               243,321<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   887,535
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables of teh Partnership included in "other assets" on the balance sheet.
<F2>Represents the Partnership's investment in Joint Venture.
<F3>Equity of General Partners ($42,879) and Limited Partners of $26,273,394.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocated $8,875 to the General Partners and $878,660 to the Limited
Partners.  Average net income is $.42 on 2,060,450 units outstanding.

